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                                                             EXHIBIT 23(d)

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated August 30, 1995, relating to the financial statements of Hungarian Broadcasting Corp. as of June 30, 1995 and for the period September 14, 1994 (date of inception) through June 30, 1995, which are contained in that Prospectus.

  We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                          Todman & Co., CPAs, P.C.

New York, New York

January  , 1997